Exhibit 3.1
SUMMIT HOTEL OP, LP
CERTIFICATE OF LIMITED PARTNERSHIP
The undersigned, desiring to form a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act, 6 Delaware Code, Chapter 17, hereby certifies as follows:
First: The name of the limited partnership is Summit Hotel OP, LP.
Second: The address of the limited partnership’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801. The name of the limited partnership’s registered agent for service of process in the State of Delaware at such address is The Corporation Trust Company.
Third: The name and mailing address of the general partner are as follows:
Summit Hotel Properties, Inc.
2701 South Minnesota Avenue, Suite 6
Sioux Falls, South Dakota 57105
[Signature page follows.]

     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Limited Partnership as of the 30th day of June, 2010.

SUMMIT HOTEL OP, LP
By:	Summit Hotel Properties, Inc., its general partner

/s/ Kerry W. Boekelheide
Kerry W. Boekelheide
Chairman of the Board

SUMMIT HOTEL OP, LP
CERTIFICATE OF AMENDMENT OF
CERTIFICATE OF LIMITED PARTNERSHIP
     This Certificate of Amendment of Certificate of Limited Partnership of Summit Hotel OP, LP (the “Partnership”) dated December 1, 2010 has been duly executed and is being filed by the undersigned in accordance with the provisions of Sections 17-202 and 17-204 of the Delaware Revised Uniform Limited Partnership Act, to amend the original Certificate of Limited Partnership of the Partnership, which was filed on June 30, 2010, with the Secretary of State of the State of Delaware (the “Certificate”), to form a limited partnership under the Delaware Revised Uniform Limited Partnership Act.
     1. Name. The name of the limited partnership is Summit Hotel OP, LP.
     2. Amendment. The Certificate is being amended to reflect the withdrawal of Summit Hotel Properties, Inc., a Maryland corporation, as the general partner of the Partnership and the admission of Summit Hotel GP, LLC, a Delaware limited liability company, as the successor general partner of the Partnership effective as of November 30, 2010. Paragraph THIRD of the Certificate is hereby deleted in its entirety and substituted with the following provision:
THIRD: The name and mailing address of the general partner of the Partnership are as follows:
Summit Hotel GP, LLC
2701 South Minnesota Avenue, Suite 6
Sioux Falls, South Dakota 57105
[Remainder of page intentionally left blank. Signature page follows.]

     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of Certificate of Limited Partnership of Summit Hotel OP, LP as of the date first written above.

SUMMIT HOTEL GP, LLC, as General Partner
By:	Summit Hotel Properties, Inc., its Sole Member

By:	/s/ Daniel P. Hansen
	Name:	Daniel P. Hansen
	Title:	President and Chief Executive Officer